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                                                                      EXHIBIT 11

                                ALTRIS SOFTWARE, INC.

               STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                     (Unaudited)

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                                                                     For the three months
                                                                        ended March 31,
                                                              ------------------------------
                                                                    1996             1995
                                                                    ----             ----
                                                                 (Restated)

Net (loss) income per consolidated financial statements       $ (1,117,000)      $   225,000

Primary net (loss) income per share:
Weighted average common shares                                  18,053,000        13,741,000
Common stock equivalents:
    Common stock options                                                 -           324,000
    Common stock warrants                                                -                 -
                                                              ------------       -----------
Weighted average shares outstanding                             18,053,000        14,065,000
                                                              ------------       -----------
                                                              ------------       -----------

Fully diluted net (loss) income per share:
Weighted average common shares                                  18,053,000        13,741,000
Common stock equivalents:
    Common stock options                                                 -           324,000
    Common stock warrants                                                -                 -
                                                              ------------       -----------

Weighted average shares outstanding                             18,053,000        14,065,000
                                                              ------------       -----------
                                                              ------------       -----------
Net (loss) income per share:
    Primary                                                   $      (0.06)      $       .02
                                                              ------------       -----------
                                                              ------------       -----------
    Fully diluted                                             $      (0.06)      $       .02
                                                              ------------       -----------
                                                              ------------       -----------
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